SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

                          June 12, 1997
       (Date of Report (Date of earliest event reported))

           FIRST OF MICHIGAN CAPITAL CORPORATION
     (Exact name of registrant as specified in its charter)

                            Delaware
         (State or other jurisdiction of incorporation)

                             1-7467
                    (Commission File Number)

                           13-2780197
                (IRS Employer Identification No.)

  100 Renaissance Center, 26th Floor, Detroit, Michigan  48243
            (Address of principal executive offices)
                           (Zip Code)

                         (313) 259-2600
                 (Registrant's telephone number)

ITEM 5. OTHER EVENTS.

     On June 12, 1997, First of Michigan Capital Corporation (the
"Registrant") issued a press release, a copy of which is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

     On June 18, 1997, the Registrant issued a press release, a copy of which is attached as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

ITEM 7.  EXHIBITS.

EXHIBIT 99.1  -  Press release of the Registrant, dated June 12,
1997.

Exhibit 99.2  -  Press release of the Registrant, dated June 18,
1997.


                            SIGNATURE

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         FIRST OF MICHIGAN CAPITAL CORPORATION


                         /s/ Lenore P. Denys
                         --------------------------------------
                         Lenore P. Denys
Dated: June 19, 1997     Senior Vice President and Secretary

                          EXHIBIT INDEX


Exhibit
 No.                      Description


99.1      Press release of the Registrant dated June 12, 1997

99.2      Press release of the Registrant dated June 18, 1997

                                             EXHIBIT 99.1

                          PRESS RELEASE

     TENDER OFFER FOR FIRST OF MICHIGAN CAPITAL CORPORATION
                BY FAHNESTOCK VINER HOLDINGS INC.

NEW YORK, NEW YORK, JUNE 12, 1997. -- First of Michigan Capital Corporation ("First of Michigan") (FMG on CSE) and Fahnestock Viner Holdings Inc. ("Fahnestock") (FVH on NYSE and FHV.A on TSE) announced today that a wholly owned subsidiary of Fahnestock will commence a tender offer to acquire all the outstanding common stock of First of Michigan at a purchase price of US$15.00 per share, net to the seller in cash. As of May 14, 1997, there were 2,497,764 shares outstanding. First of Michigan common stock is traded on the Chicago Stock Exchange.

First of Michigan stockholders holding approximately 57% of its outstanding common stock have entered into a Stock Purchase Agreement pursuant to which their shares will be purchased, also for US$15 per share, following expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and expiration of the tender offer. Purchase of the shares under the Stock Purchase Agreement is not conditioned upon the success of the tender offer. Under the terms of the Stock Purchase Agreement, the selling stockholders have agreed to place the shares of common stock to be purchased, and Fahnestock's subsidiary has agreed to place the purchase price, in escrow pending closing.

The selling stockholders who are parties to the Stock Purchase Agreement also have agreed to use their best efforts to cause certain related persons, who currently hold approximately 120,000 shares (approximately 5%) of First of Michigan common stock, to tender their shares in response to the tender offer.

The Board of Directors of First of Michigan has approved the tender offer subject to receiving a fairness opinion. The tender offer will not be conditioned upon any minimum number of shares being tendered. Consummation will occur subsequent to the expiration of the waiting period under the Hart-Scott-Rodino Act.

It is expected that Mr. Albert G. Lowenthal, Chairman and CEO of
Fahnestock Viner Holdings Inc., will be appointed CEO by the Board of Directors of First of Michigan upon expiration of the waiting period under the Hart-Scott-Rodino Act.

Fahnestock Viner Holdings Inc., through its principal subsidiary, Fahnestock & Co. Inc., is engaged in securities brokerage and trading and offers investment advisory and related financial services. Fahnestock employs approximately 525 investment executives and operates 49 retail branch offices principally in the U.S. Northeast, Midwest and Florida.

First of Michigan Capital Corporation is engaged in securities brokerage and trading and investment banking. First of Michigan Capital is a member firm of the New York Stock Exchange. First of Michigan Capital employs approximately 280 investment executives and operates 34 retail branch offices of which 33 are located in Michigan.

                           * * * * * *

For further information, contact:

Albert G. Lowenthal, Chairman and Chief Executive Officer
Fahnestock Viner Holdings Inc.
(212) 668-8000

Mark Shobe, President
First of Michigan Capital Corporation
(313) 259-2600


                                             EXHIBIT 99.2

                          PRESS RELEASE

            FAHNESTOCK VINER HOLDINGS INC. COMMENCES
     TENDER OFFER FOR FIRST OF MICHIGAN CAPITAL CORPORATION

     New York, New York, June 18, 1997. -- Fahnestock Viner Holdings, Inc. ("Fahnestock") (FVH on NYSE and FHV.A on TSE) announced today that FMCC Acquisition Corp. (the "Purchaser"), a wholly-owned subsidiary of Fahnestock, commenced its cash tender offer for all the outstanding shares of common stock of First of Michigan Capital Corporation ("First of Michigan") (FMG on CSE). Under the tender offer, stockholders who tender their shares will be entitled to receive U.S.$15.00 in cash per share. The tender offer and withdrawal rights are scheduled to expire at 12:00 Midnight, New York City time, on Wednesday, July 16, 1997 unless extended. As previously announced, pursuant to a Stock Purchase Agreement, the Purchaser has agreed to purchase, and certain First of Michigan stockholders have agreed to sell, approximately 57% of the outstanding common stock of First of Michigan, for the same price as the tender.

     The Bank of New York is the depositary for the tender offer.
Fahnestock & Co. Inc., is the Dealer Manager and Beacon Hill
Partners Inc. is the Information Agent for the tender offer.

     It is expected that Mr. Albert G. Lowenthal, Chairman and
CEO of Fahnestock, will be appointed CEO of First of Michigan by its Board of Directors upon completion of the tender offer and closing of the purchase and sale under the Stock Purchase
Agreement.

     Fahnestock Viner Holdings Inc., through its principal subsidiary, Fahnestock & Co. Inc., is engaged in securities brokerage and trading and offers investment advisory and related financial services. Fahnestock employs approximately 525 investment executives and operates 49 retail branch offices principally in the U.S. Northeast Midwest and Florida.

     First of Michigan Capital Corporation is engaged in securities brokerage and trading and investment banking. First of Michigan is a member firm of the New York Stock Exchange. First of Michigan employs approximately 280 investment executives and operates 34 retail branch offices of which 33 are located in Michigan.

                            * * * * *

For further information, contact:

Albert G. Lowenthal, Chairman and Chief Executive Officer
Fahnestock Viner Holdings Inc.
(212) 668-8000

Mark Shobe, President
First of Michigan Capital Corporation
(313) 259-2600